Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Number 333-53680 dated January 12, 2001 on Form S-8 of Service Bancorp, Inc., of our report dated July 24, 2003 appearing in this Annual Report on Form 10-KSB of Service Bancorp, Inc, for the year ended June 30, 2003.

/s/ Wolf & Company, P.C.

Boston, Massachusetts September 17, 2003